UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2014

Knowles Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36102	90-1002689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1151 Maplewood Drive, Itasca, Illinois		60143
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (630) 250-5100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On December 18, 2014, the Board of Directors (the “Board”) of Knowles Corporation (the “Company”), upon recommendation of the Governance and Nominating Committee of the Board, appointed Dieder Hirsch, Senior Vice President and Chief Financial Officer of Agilent Technologies, Inc., as a director, increasing the size of the Board from seven members to eight. Mr. Hirsch will serve as a Class II director and will hold office until the Company’s 2015 Annual Meeting of Shareholders, or until his successor is duly elected and qualified. Upon recommendation of the Governance and Nominating Committee of the Board, Mr. Hirsch was also appointed to serve on the Audit and the Governance and Nominating Committees of the Board.

The Board has determined that Mr. Hirsch meets the standards of independence under the Company’s Standards for Director Independence, as well as applicable rules of the NYSE and the SEC. There is no arrangement or understanding between Mr. Hirsch and any other person pursuant to which he was selected as a director. There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transactions, with the Company to which Mr. Hirsch was or is to be a party, in which Mr. Hirsch, or any member of his immediate family, has a direct or indirect material interest.

Mr. Hirsch will receive the same compensation as the Company’s other non-employee directors: a one-time award of unrestricted shares of the Company’s common stock with a grant date fair value equal to $100,000 (payable in February 2015) and an annual retainer of $215,000, payable $65,000 in cash (pro-rated for time served in 2014) and $150,000 in restricted stock units (payable on the same date as the annual awards to the Company’s other non-employee directors in conjunction with the Company’s 2015 annual meeting of shareholders).

A copy of the press release announcing the appointment of Mr. Hirsch to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished as a part of this report:

Exhibit Number	Description

99.1	Press Release of Knowles Corporation dated December 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOWLES CORPORATION

Date: December 22, 2014	By:	/s/ Thomas G. Jackson
Thomas G. Jackson
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Knowles Corporation dated December 22, 2014